Exhibit 99.2

First Quarter 2004 Review Wellman, Inc. Investor Relations April 29, 2004

Forward-Looking Statement & Copyright Statements contained in this presentation that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as "believes," "expects," "anticipates," and similar expressions are intended to identify forward- looking statements. These statements are made as of the date hereof based upon current expectations and we undertake no obligation to update the information contained herein. These forward-looking statements involve certain risks and uncertainties, including but not limited to: reduced raw material margins; the financial condition of our customers; fiber and textile imports; availability and cost of raw materials; the impact of a governmental investigation of pricing practices in the polyester staple fiber industry; availability of financing, changes in financial markets, interest rates, credit ratings, and foreign currency exchange rates; regulatory changes, tax risks, U.S., European, Asian and global economic conditions; prices and volumes of imports; work stoppages; levels of production capacity and profitable operation of assets; prices of competing products; natural disasters and acts of terrorism; and maintaining the operations of our existing production facilities. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of our common stock. For a more complete description of the prominent risks and uncertainties inherent in our business, see our Form 10-K for the year ended December 31, 2003. This presentation is copyrighted by Wellman. It cannot be reprinted, recorded or broadcast without Wellman's express permission.

1Q98 2Q98 3Q98 4Q98 1Q99 Fibers Group 100.1 91.794 88 75.5 74.285 Recycled Products Group 104.6 98.221 81.7 81 82.041 Packaging Products Group 58.4 71.253 64.7 67.4 62.565 Financial Update

Quarterly Sales 1Q03 2Q03 3Q03 4Q03 1Q04 Fibers & Recycled Products 120.2 118.6 118.5 119.9 131.5 Packaging Products 167.1 166.6 144.2 154 162.3 Group Sales - 1Q04 $MM PPG FRPG 1ST QTR 04 162.3 131.5 287 285 263 274 294

Earnings Per Share (In Millions, except per share data) *EPS impact calculated based on approximately 31.6 million shares outstanding

Other Items (In Millions)

Summary Financial Information (In Millions) *Financing Adjustments represent cash operating expenses that would be eliminated if the February 2004 Financings were completed as of January 1, 2003

Balance Sheet Comparison (In Millions)

Substantial Cost Reductions Implemented Year Annual Cost Savings(1) Cumulative Total 2003 $8 million $8 million 2004E $27 million $35 million 2005E $6-$11 million $41-$46 million ~ 80% of the severance cost associated with headcount reduction were paid by end of first quarter 2004 ~ $1.9 Million expected to be paid in the remainder of 2004 (1) Cost Savings after 7-1-2003. $27 million in cost savings identified for 2004

Factors Impacting 2004 Results Sales Volumes and Changes in Raw Material Margins PET Resin - Improved Capacity Utilization Cash Operating Costs $27 Million Additional Costs Savings in 2004 Depreciation and Amortization ~ $19 Million per Quarter for the Remainder of 2004 Financing Costs Interest ~ $10 Million per Quarter for the Remainder of 2004 Includes ~ $1 Million Non-Cash Interest

1Q98 2Q98 3Q98 4Q98 1Q99 Fibers Group 100.1 91.794 88 75.5 74.285 Recycled Products Group 104.6 98.221 81.7 81 82.041 Packaging Products Group 58.4 71.253 64.7 67.4 62.565 Fibers Update

Wellman Fiber Shipments 1Q03 2Q03 3Q03 4Q03 1Q04 Domestic 140.83 138.66 151.68 141.1 159.77 European 49.22 44.51 39.67 51.03 46.4 MM Lbs

Polyester Staple Imports Into the U.S.* 1Q03 2Q03 3Q03 4Q03 1Q04E PES Imports 157 190 140 150 143 Landed Duty Paid Cost 46 49 50 51 52 MM Lbs Source: U.S. Department of Commerce *Imports do not include Canada and Mexico Cents / Lb.

U. S. Textile Mill Shipments 1Q03* 2Q03* 3Q03* 4Q03* 1Q04* Textile Mill Shipments 77.6 73.1 73.73 77.29 79.63 $ Billions Source: U.S. Department of Commerce *Annualized

1Q98 2Q98 3Q98 4Q98 1Q99 Fibers Group 100.1 91.794 88 75.5 74.285 Recycled Products Group 104.6 98.221 81.7 81 82.041 Packaging Products Group 58.4 71.253 64.7 67.4 62.565 PET Resins Update

Wellman PET Resin Sales 1Q03 2Q03 3Q03 4Q03 1Q04 Domestic 317 286.97 280.12 296.18 301.3 European 34.51 34.27 34.85 37.48 30.12 MM Lbs

NAFTA PET Resins Exports 1Q03 2Q03 3Q03 4Q03 1Q04 NAFTA PET Resin Exports 116.2 101.2 151.2 235.1 297.5 Source: U.S. Department of Commerce, Expide Logistics SA de CV MM Lbs

U.S. PET Resin Capacity DAK KoSa Wellman M & G Nan Ya Voridian Other 2004 Capacity 683 717 1102 794 838 1476 198 Source: SBA-CCI, Inc. Wellman # 2 Producer in U.S. 2004 U.S. Capacity 5.8 Billion Lbs.

Future Growth in Wellman's U. S. Solid Stated PET Resin Capacity Phase I Phase II Phase III Wellman's U.S. Capacity Additions 300 350 600 Wellman's Total U.S. Capacity 1600 1750 2350 MM Lbs.

1Q98 2Q98 3Q98 4Q98 1Q99 Fibers Group 100.1 91.794 88 75.5 74.285 Recycled Products Group 104.6 98.221 81.7 81 82.041 Packaging Products Group 58.4 71.253 64.7 67.4 62.565 Raw Material Update

Polyester Raw Materials vs. Polyester Capacity and Demand Worldwide 2000 2001 2002 2003E 2004E 2005E 2006E PTA / DMT Capacity 31.574 32.409 33.596 37.477 38.899 40.113 44.369 PX Capacity 32.43 33.54 33.828 35.757 38.218 39.203 41.942 MEG Availability 28.653 29.891 32.083 33.544 36.95 40.141 42.165 Polyester Demand 27.878 29.043 31.189 33.232 36.261 38.29 40.739 Polyester Capacity 31.086 33.817 37.283 40.512 43.619 45.637 46.56 Note: PTA and polyester capacity are at 95% of nameplate. MEG availability is at 90% of EO capacity available for MEG production. Source: PCI